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                                                                      EXHIBIT 12
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ALLETE
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES (UNAUDITED)
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FOR THE YEAR ENDED DECEMBER 31                                     2004        2003       2002       2001       2000
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MILLIONS EXCEPT RATIOS
Income from Continuing Operations Before Income Taxes             $ 55.9      $ 48.0     $ 37.0     $ 83.2     $129.0

Add (Deduct)
     Undistributed Income from Less than 50%
         Owned Equity Investments                                      -        (2.9)      (4.7)      (1.5)         -
     Minority Interest                                                 -           -          -        0.1          -
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                                                                    55.9        45.1       32.3       81.8      129.0
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Fixed Charges
     Interest on Long-Term Debt                                     60.3        70.0       73.9       80.0       60.5
     Capitalized Interest                                            0.7         1.2        0.8        1.0        0.9
     Other Interest Charges                                          8.7         4.3        5.3       12.9       15.9
     Interest Component of All Rentals                               3.5         8.0        9.9       10.4        8.5
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         Total Fixed Charges                                        73.2        83.5       89.9      104.3       85.8
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Earnings Before Income Taxes and Fixed Charges
     (Excluding Capitalized Interest)                             $128.4      $127.4     $121.4     $185.1     $213.9
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Ratio of Earnings to Fixed Charges                                  1.75        1.53       1.35       1.77       2.49
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ALLETE 2004 Form 10-K                                                    Page 78